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                                                                    EXHIBIT 99.1

(DAVE & BUSTER'S LOGO)


                                  NEWS RELEASE



                                                           FOR IMMEDIATE RELEASE
                                                   FOR MORE INFORMATION CONTACT:
                                                  GERALYN DEBUSK OR JEFF ELLIOTT
                                                  HALLIBURTON INVESTOR RELATIONS
                                                                    972-458-8000

           DAVE & BUSTER'S ANNOUNCES $30 MILLION PRIVATE PLACEMENT OF
                   CONVERTIBLE SUBORDINATED NOTES AND WARRANTS

DALLAS, August 6, 2003 -- Dave & Buster's, Inc. (NYSE: DAB) today announced that it has entered into definitive agreements for the private placement of $30 million of 5.0% convertible subordinated notes due 2008 and warrants to purchase 522,446 shares of its common stock at $13.46 per share. The sale of the notes and warrants is expected to close on August 7, 2003 subject to customary closing conditions.

Upon issuance, the investors may convert the notes into the Company's common stock at any time prior to the scheduled maturity date of August 7, 2008. The conversion price is $12.92 per share, which represents a 20% premium over the closing price of the Company's common stock on August 5, 2003. If fully converted, the notes will convert into 2,321,981 shares of the Company's common stock. After August 7, 2006, the Company has the right to redeem the notes. The Company may also force the exercise of the warrants if the common stock trades above a specified target price during a specified period at any time after August 7, 2006.

Dave & Buster's expects to use the proceeds from the offering to reduce its bank debt, for working capital purposes and for other capital expenditures, including the proposed purchase of the business of the Dave & Buster's complex in Toronto, Canada from its Canadian licensee.

The Securities are being sold to accredited investors in reliance on Regulation D under the Securities Act of 1933, as amended. U.S. Bancorp Piper Jaffray and Fleet Securities served as the placement agents.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an application exemption from registration requirements.

About Dave & Buster's
Founded in 1982, Dave & Buster's is one of the country's leading upscale, restaurant/entertainment concepts, with 32 Dave & Buster's locations throughout the United States. Additionally, Dave & Buster's has international development and license agreements for the Pacific Rim, Canada, the Middle East and Mexico. Further information, including the current investor presentation, can be found on the Company's Web site, www.daveandbusters.com.

                                     -more-





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DAVE & BUSTER'S PRICES $30 MILLION OF CONVERTIBLE SUBORDINATED NOTES
August 6, 2003
Page 2



Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward looking terminology such as "may," "will," "anticipates," "expects," "projects," "believes," "intends," "should," or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.


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